UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 17, 2018 (January 15, 2018)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.  Other Events.

On January 15, 2018, Kendall College, LLC, an Illinois limited liability company (the “Seller”), The Dining Room at Kendall NFP, an Illinois not for profit corporation, National Louis University, an Illinois not for profit corporation (the “Buyer”), and Laureate Education, Inc., a Delaware public benefit corporation (the “Company”), solely as guarantor of certain of Seller’s obligations thereunder, entered into an Asset Purchase Agreement (the “Agreement”).  Seller is an indirect wholly owned subsidiary of the Company.  Pursuant to the Agreement, at the closing of the transaction Seller will transfer to Buyer certain assets, including all of Seller’s educational programs, subject to certain conditions, in exchange for consideration of one dollar. As part of the Agreement, at the closing Seller will pay to Buyer up to $14,000,000 to support Buyer’s construction of facilities for the acquired culinary arts, baking and pastry, and hospitality programs on Buyer’s campus, subject to possible partial recoupment under specified conditions during the 10 year period post-closing.  In addition, Seller will pay Buyer $500,000 to reimburse Buyer for its expenses in connection with the transactions contemplated by the Agreement.

The closing of the transaction is subject to prior receipt of regulatory consents, including those of the U.S. Department of Education and the Higher Learning Commission, which consents do not contain certain conditions that would not be acceptable to the Buyer or to the Seller, and the Company anticipates that the closing will occur during the second half of 2018.

For the 12-month period ended September 30, 2017, the Seller had $24.2 million in revenue, an operating loss of $5.5 million and $1.8 million in depreciation and amortization and as of September 30, 2017 had approximately 800 students.

Forward-Looking Statements

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties.  You can identify forward-looking statements because they contain words such as “anticipate” or similar expressions that concern the Company’s strategy, plans or intentions.  Any statements we make relating to the closing date of the transaction described herein is a forward-looking statement.  Forward-looking statements are based on the Company’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from the Company’s expectations are set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 under the caption “Risk Factors.”

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Adam C. Morse
Adam C. Morse
Senior Vice President, Corporate Finance, and Treasurer

Date: January 17, 2018

3